SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) June 23, 1998




                           CHEMICAL LEAMAN CORPORATION
               (Exact name of Registrant as specified in charter)





         PENNSYLVANIA                    000-8517               23-2021808
  (State or Other Jurisdiction          Commission           (I.R.S. Employer
      of Incorporation or               file number           Identification
         Organization)                                            Number)



                     102 Pickering Way, Exton, PA 19341-0200
                    (Address of principal executive offices)


                                 (610) 363-4200
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

(a) On June 24, 1998, Chemical Leaman Corporation ("CLC") announced that Palestra Acquisition Corp. ("Palestra"), a Delaware corporation and a wholly-owned subsidiary of MTL Inc., a Florida corporation ("MTL"), had entered into an Agreement and Plan of Merger ("CLC Merger Agreement"), dated as of June 23, 1998, by and among Palestra, CLC and the shareholders of CLC (each, a "Shareholder" and, collectively, the "Shareholders") pursuant to which MTL has agreed, subject to the satisfaction of certain terms and conditions, to acquire all of the outstanding shares of common stock, $2.50 par value per share, of CLC ("CLC Common Stock") through the merger (the "CLC Merger") of Palestra with and into CLC, which thereby will become a wholly-owned subsidiary of MTL. The Shareholders have approved the consummation of the CLC Merger. The CLC Merger is expected to close in August or September of 1998, and has an outside closing date of October 31, 1998.

                  Under the terms of the Merger Agreement, all shares ("Shares") of CLC Common Stock held by the Shareholders shall, by virtue of the CLC Merger, be converted into the right to receive an aggregate amount in cash (and Common Stock of MTL, as described below) equal to $77.8 million less Transaction Expenses (as defined in the CLC Merger Agreement attached as Exhibit 2.1 hereto) in excess of $100,000 (collectively, "Merger Consideration"), subject to certain setoffs as set forth in the Merger Agreement. A portion of the Shares held by certain Shareholders who are officers of CLC shall not be converted into cash, but in lieu thereof, shall be converted into shares of the Common Stock of MTL as set forth in their employment agreements. In connection with the transactions contemplated by the CLC Merger, CLC will transfer all of the common stock of Leaman Air Services, Inc., a subsidiary of CLC, to a principal stockholder of CLC, as additional consideration for the Shares held by such shareholder.

                  The aggregate consideration for the outstanding shares of CLC Common Stock was determined based upon arms-length negotiation between Palestra and CLC. The acquisition will be accounted for as a purchase. Prior to the execution of the Merger Agreement, no material relationship existed between CLC and MTL, or any of its affiliates, any director or officer of CLC or any associate of any such director or officer.

                  The closing of the CLC Merger is subject to an amendment to certain of the terms of existing CLC Notes (as defined in the Merger Agreement), satisfaction of all of the conditions to MTL's financing arrangements in connection with the CLC Merger, and customary conditions to mergers of this type.

(b)      Exhibits

                  2.1 Agreement and Plan of Merger dated as of June 23, 1998, by and among Palestra Acquisition Corp., Chemical Leaman Corporation and the shareholders of Chemical Leaman Corporation.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CHEMICAL LEAMAN CORPORATION



Date:  June 25, 1998                   By: /s/ David M. Boucher
                                           ----------------------
                                             David M. Boucher, Senior Vice
                                             President and Chief
                                             Financial Officer

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                                  EXHIBIT INDEX


Exhibit
   No.                     Description

   2.1 Agreement and Plan of Merger dated as of June 23, 1998, by and among Palestra Acquisition Corp., Chemical Leaman Corporation and the shareholders of Chemical Leaman Corporation.



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